Exhibit 99.1

Contact: Deepak Chaudhry
Phone: (812) 962-5095

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Third Quarter Results for 2003

EVANSVILLE, Ind. – November 13, 2003 – Accuride Corporation today announced net sales of $87.4 million for the third quarter ended September 30, 2003.  This compares to net sales of $93.0 million for the third quarter of 2002, a decrease of 6.0%.  Last year’s third quarter demand was inflated by the pre-buy ahead of the October 2002 EPA emission changes.  For the nine months ended September 30, 2003, net sales were $269.9 million compared to net sales of $265.4 million for the same nine-month period in 2002, an increase of 1.7%.

Adjusted EBITDA of $16.9 million for the third quarter ended September 30, 2003, is down from $19.5 million for the third quarter of 2002.  For the first nine months of 2003, Adjusted EBITDA increased by $1.0 million, or 1.9%, to reach $53.1 million resulting in an Adjusted EBITDA margin of 19.7%.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure are set forth on pages 4 and 5 of this press release.

“The quarter came in about as expected except for the fire at our Cuyahoga Falls aluminum facility which somewhat impacted our sales.  We are pleased with the recovery efforts that returned the facility to normal production in early October,” said Terry Keating, Accuride’s President and CEO.  “We are encouraged to see the generally improving economic environment and monthly order rates, which should translate to significant increases in production levels over the next several quarters.”

The Company’s liquidity position remained strong at September 30, 2003, with $36.0 million in cash and revolver availability of $41.0 million.

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Accuride Corporation

November 13, 2003

Accuride had a net loss of $2.8 million for the third quarter ended September 30, 2003, compared to a net loss of $0.6 million for third quarter of 2002.  For the nine months ended September 30, 2003, Accuride had a net loss of $9.3 million, or a negative 3.4% of net sales, compared to a net loss of $2.0 million, or a negative 0.8% of net sales, for the same nine-month period in 2002.  The year-to-date results included $11.3 million of refinancing costs in connection with the amendment of the Company’s credit agreement in June 2003.

The Company will conduct a conference call to review and discuss its third quarter results on Thursday, November 13, 2003, at 1:30 PM (Central Time).  The phone number to access the conference call is 888-276-9998 in the United States, or 651-224-7582 internationally.  A replay will be available beginning today at 5:00 PM (Central Time), through November 20, 2003, by calling 800-475-6701 in the United States, or 320-365-3844 internationally, access code 705545.  The financial results for the three-month period ended September 30, 2003, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is North America’s largest manufacturer and supplier of wheels for heavy/medium trucks and trailers.  The Company offers the broadest product line in the North American heavy/medium wheel industry and is the only North American manufacturer and supplier of both steel and forged aluminum heavy/medium wheels.  Accuride Corporation also produces wheels for buses, commercial light trucks, pick-up trucks, sport utility vehicles, and vans.  Accuride Corporation has steel wheel operations in Henderson, Kentucky; London, Ontario, Canada; and Monterrey, Mexico.  Accuride has aluminum wheel operations in Erie, Pennsylvania, and Cuyahoga Falls, Ohio.  Additionally, the Company produces tire molds at its Erie, Pennsylvania, facility.  Accuride is also involved in a commercial tire and wheel assembly joint venture in Springfield, Ohio.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding the future.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Accuride assumes no obligation to update the information included in this release.

ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	Three Months Ended September 30,
	2003	2002

NET SALES	$87,439	$92,972
COST OF GOODS SOLD	74,291	74,368
GROSS PROFIT	$13,148	$18,604

OPERATING EXPENSES:
Selling, General & Administrative	5,499	6,207

INCOME FROM OPERATIONS	7,649	12,397

OTHER INCOME (EXPENSE):
Interest Income	49	98
Interest (Expense)	(10,256)	(10,209)
Refinancing Costs	(7)	—
Equity in Earnings of Affiliates	81	111
Other Income (Expense), Net	(77)	(4,017)

INCOME (LOSS) BEFORE INCOME TAXES	(2,561)	(1,620)

INCOME TAX PROVISION (BENEFIT)	232	(1,026)

NET INCOME (LOSS)	$(2,793)	$(594)

	Nine Months Ended September 30,
	2003	2002

NET SALES	$269,894	$265,361
COST OF GOODS SOLD	222,608	216,127
GROSS PROFIT	$47,286	$49,234

OPERATING:
Selling, General & Administrative	17,693	19,636

INCOME FROM OPERATIONS	29,593	29,598

OTHER INCOME (EXPENSE):
Interest Income	180	222
Interest (Expense)	(28,641)	(30,318)
Refinancing Costs	(11,264)	—
Equity in Earnings of Affiliates	461	216
Other Income (Expense), Net	(581)	(1,464)

INCOME (LOSS) BEFORE INCOME TAXES	(10,252)	(1,746)

INCOME TAX PROVISION (BENEFIT)	(928)	245

NET INCOME (LOSS)	$(9,324)	$(1,991)

ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	Three Months Ended September 30,
	2003	2002

NET INCOME (LOSS)	(2,793)	(594)
Net Interest Expense	10,207	10,111
Income Taxes	232	(1,026)
Refinancing Costs	7	—
Equity in Earnings of Affiliates	(81)	(111)
Other Expense (Income)	77	4,017
INCOME (LOSS) FROM OPERATIONS	7,649	12,397
Depreciation	7,190	6,243
Equity in Earnings of Affiliates	81	111
Restructuring, severance and other charges	1,969	704
ADJUSTED EBITDA	$16,889	$19,455

	Nine Months Ended September 30,
	2003	2002

NET INCOME (LOSS)	(9,324)	(1,991)
Net Interest Expense	28,461	30,096
Income Taxes	(928)	245
Refinancing Costs	11,264	—
Equity in Earnings of Affiliates	(461)	(216)
Other Expense (Income)	581	1,464
INCOME (LOSS) FROM OPERATIONS	29,593	29,598
Depreciation	21,065	19,735
Equity in Earnings of Affiliates	461	216
Restructuring, severance and other charges	1,969	2,560
ADJUSTED EBITDA	$53,088	$52,109

a)  For the three months ending September 30, 2003, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.4 million for strike contingency costs associated with recent renewal of our labor contract at our facility in Erie, Pennsylvania, (ii) $0.3 million for pension related costs at our facility in London, Ontario, (iii) $1.2 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio in August 2003.  Items (i), (ii) and (iii) effected gross profit.  For the three months ending September 30, 2002, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.1 million of costs related to a reduction in the employee workforce, (ii) $0.4 million costs related to the consolidation of light wheel production, (iii) $0.2 million of other costs.  Items (i) and (ii) effected gross profit while item (iii) related to selling, general, and administrative expenses.

For the nine months ending September 30, 2003, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $0.4 million for strike contingency costs associated with recent renewal of our labor contract at our facility in Erie, Pennsylvania, (ii) $0.3 million for pension related costs at our facility in London, Ontario, (iii) $1.2 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio, in August 2003.  Items (i), (ii) and (iii) effected gross profit.  For the nine months ending September 30, 2002, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i) $1.0 million of costs related to a reduction in the employee workforce, (ii) $0.8 million of costs related to the consolidation of light wheel production, (iii) $0.4 million of costs related to non-cash expenses associated with the resolved labor dispute at the Henderson, Kentucky, facility (iv) $0.4 million of other costs.  All but $0.3 million of items (i), (ii) and (iii) effected gross profit while item (iv) related to selling, general, and administrative expenses.

b)  Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  We have included information concerning Adjusted EBITDA in this press release because management and our board of directors use it as measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to our peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.  Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

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